EXHIBIT 99.2

CALLAWAY PARTNERS, LLC
FINANCIAL STATEMENTS

INDEX

Page
Balance Sheets at June 30, 2007 and December 31, 2006	1
Statements of Operations for the six months ended June 30, 2007 and June 30, 2006	2
Statement of Members' Equity for the six months ended June 30, 2007	3
Statements of Cash Flows for the six months ended June 30, 2007 and June 30, 2006	4
Notes to Financial Statements	5 - 6

CALLAWAY PARTNERS, LLC
BALANCE SHEETS
UNAUDITED

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$2,717,479	$1,909,156
Accounts receivables, net	10,047,015	8,862,626
Prepaid expenses	401,541	213,813
Total current assets	13,166,035	10,985,595
Property and equipment, net	725,242	813,347
Deposits	40,737	41,427
Total assets	$13,932,014	$11,840,369

Liabilities and members’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,460,414	$2,091,575
Accrued distributions and compensation	2,712,123	2,046,855
Client payables	—	1,004,539
Total current liabilities	4,172,537	5,142,969
Non-current liabilities:
Deferred rent payable	131,057	87,226
Customer deposits	73,828	95,000
Total non-current liabilities	204,885	182,226
Commitments and contingencies	—	—
Members’ equity	9,554,592	6,515,174
Total liabilities and members’ equity	$13,932,014	$11,840,369

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
STATEMENTS OF OPERATIONS
UNAUDITED

	Six Months Ended June 30,
	2007	2006
Revenues and reimbursable expenses:
Revenues	$30,329,857	$42,965,592
Reimbursable expenses	4,135,441	6,923,375
Total revenues and reimbursable expenses	34,465,298	49,888,967
Direct costs and reimbursable expenses (exclusive of depreciation shown in operating expenses):
Direct costs	19,554,640	31,530,967
Reimbursable expenses	4,135,441	6,923,375
Total direct costs and reimbursable expenses	23,690,081	38,454,342
Operating expenses:
Selling, general and administrative	6,605,595	4,857,647
Depreciation	168,675	164,010
Total operating expenses	6,774,270	5,021,657
Operating income	4,000,947	6,412,968
Interest income (expense), net	38,394	(27,101)
Net income	$4,039,341	$6,385,867

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
STATEMENT OF MEMBERS’ EQUITY
UNAUDITED

Members’ Equity
Balance at December 31, 2006	$6,515,174
Net income	4,039,341
Distributions to members	(999,923)
Balance at June 30, 2007	$9,554,592

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
STATEMENTS OF CASH FLOWS
UNAUDITED

	Six Months Ended June 30,
	2007	2006
Net income	$4,039,341	$6,385,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	168,675	164,010
Gain on disposal of property and equipment	(17,754)	—
Allowances for doubtful accounts	270,540	(350,000)
Changes in operating assets and liabilities:
Increase in accounts receivables	(1,454,929)	(2,999,104)
Increase in prepaid expenses	(187,729)	(109,025)
Decrease (increase) in deposits	690	(32,493)
Decrease in accounts payable and accrued expenses	(631,161)	(83,404)
Increase in accrued compensation	1,633,569	781,927
Decrease in client payables	(1,004,539)	—
Decrease in deferred revenues	—	(214,059)
Increase in deferred rent payable	43,831	—
(Decrease) increase in customer deposits	(21,172)	57,500
Net cash provided by operating activities	2,839,362	3,601,219
Cash flows from investing activities:
Purchases of property and equipment	(87,614)	(151,131)
Proceeds from sale of property and equipment	24,798	—
Net cash used in investing activities	(62,816)	(151,131)
Cash flows from financing activities:
Proceeds from borrowings under line of credit	—	1,500,000
Distributions to members	(1,968,223)	(7,218,390)
Net cash used in financing activities	(1,968,223)	(5,718,390)

Net increase (decrease) in cash and cash equivalents	808,323	(2,268,302)
Cash and cash equivalents:
Beginning of the period	1,909,156	2,357,319
End of the period	$2,717,479	$89,017

The accompanying notes are an integral part of the financial statements.

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

1.    Description of Business

Callaway Partners, LLC (the “Company”), a Georgia limited liability company, was formed in March 2002 and began operations in September 2002. The Company hires experienced professionals who specialize in general accounting and finance, internal audit, bankruptcy support, and technical accounting services and provides their services to clients on a staff augmentation or project basis. The Company has offices in Atlanta, Georgia; Birmingham, Alabama; Reston, Virginia; and Southfield, Michigan.

2.    Basis of Presentation

The accompanying interim financial statements as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 are unaudited. In the opinion of management, these interim financial statements have been prepared on the same basis as the audited financial statements and reflect all adjustments of a normal, recurring nature necessary for the fair presentation of the Company’s financial position, results of operations and cash flows. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the years ended December 31, 2006 and 2005 included as Exhibit 99.1 in this Current Report on Form 8-K/A. The Company’s results for any interim period are not necessarily indicative of results for a full year or any other interim period.

3.    Accounts Receivable

Accounts receivable consists of the following:

	June 30, 2007	December 31, 2006
Accounts receivable	$10,310,509	$8,852,039
Unbilled accounts receivable	298,320	301,861
Total accounts receivable	10,608,829	9,153,900
Less: Allowance for doubtful accounts	(561,814)	(291,274)
Total accounts receivable, net	$10,047,015	$8,862,626

4.    Property and Equipment

Property and equipment consists of the following:

	June 30, 2007	December 31, 2006
Computer equipment	$908,467	$935,083
Office furniture and equipment	307,657	275,023
Leasehold improvements	34,279	26,474
Total property and equipment, at cost	1,250,403	1,236,580
Less: Accumulated depreciation	(525,161)	(423,233)
Total property and equipment, net	$725,242	$813,347

CALLAWAY PARTNERS, LLC
NOTES TO FINANCIAL STATEMENTS

5.    Line of Credit

The Company has available a $5,000,000 revolving line of credit that bears interest at the one month LIBOR plus 1.75%. Prior to September 8, 2008, the Company has a one time option to request an increase in its revolving line of credit up to $8,000,000, provided it meets certain covenants as defined in the line of credit loan agreement. On September 8, 2009, the line of credit will expire, upon which time any unpaid principal and interest are due. The Company will pay an availability fee equal to 0.20% per annum on the unused portion of the line of credit for each day during the preceding fiscal quarter. No availability fee will be due for any quarter in which the average line of credit balance outstanding is greater than $3,000,000. The line of credit requires annual audited financial statements to be submitted within 120 days after year end.

As of both June 30, 2007 and December 31, 2006, the Company’s total available credit was $5,000,000, with no outstanding balance. The line of credit is collateralized by all personal property of the Company (including a continuing perfected security interest in all accounts, documents, line of credit rights, chattel paper, accessions, inventory, equipment, general intangibles, deposit accounts, instruments, investment property, and financial assets). The Company is required to meet certain debt service coverage ratios as defined in the line of credit loan agreement, and maintain all operating and deposit cash accounts with the financial institution providing the line of credit. As of December 31, 2006, the Company was transitioning its operating and deposit cash accounts from the old financial institution to the new financial institution and has obtained a waiver for this debt covenant.

The revolving line of credit was subsequently closed upon the sale of the Company as described in note 7 below.

6.    Concentrations

Concentration by revenue source - For the six months ended June 30, 2007, the three largest clients accounted for approximately 17%, 15% and 12% of the Company’s revenues. For the six months ended June 30, 2006, the two largest clients accounted for approximately 53% and 15% of the Company’s revenues.

Concentration by financial institution - At various times throughout the year, the Company maintains cash and cash equivalents in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company’s management regularly monitors the financial stability of these financial institutions and does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Concentration by financial instrument - Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. The Company monitors its exposure to credit losses and maintains an allowance for doubtful accounts.

As of June 30, 2007, two clients accounted for approximately 21% and 17% of trade receivables. As of December 31, 2006, three clients accounted for approximately 22%, 17%, and 10% of trade receivables.

7.    Subsequent Event

On July 29, 2007, Huron Consulting Group Inc. (“Huron”) acquired the Company for $60,000,000 in cash paid at closing, subject to standard post-closing adjustments. Additional purchase consideration in cash may be payable by Huron if specific performance targets are met over the five-year period beginning on January 1, 2008 and ending on December 31, 2012.